UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 12, 2006

ULTICOM, INC.

(Exact name of registrant as specified in its charter)

NEW JERSEY	0-30121	22-2050748

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1020 Briggs Road,
Mount Laurel, New Jersey
08054

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (856) 787-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On December 12, 2006, Ulticom Inc. (the "Company") issued a press release announcing selected unaudited financial information for the fiscal quarter ended October 31, 2006. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2. the foregoing information and the information set forth in the first four paragraphs of Exhibit 99.1, is furnished pursuant to Item 2.02 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information disclosed under Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by a specific reference in such filing.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of  Listing

In its December 12, 2006 press release, the Company announced that it notified The NASDAQ Stock Market that it will not timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2006. Today the Company announced that it received an additional Staff Determination Letter from The NASDAQ Stock Market indicating that the delay in the filing of the Form 10-Q serves as an additional basis for the potential delisting of the Company’s securities from NASDAQ, under NASDAQ Marketplace Rule 4310(c)(14). A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

As previously disclosed, the NASDAQ Listing and Hearing Review Council (the “Listing Council”) issued a stay of the August 18, 2006 decision by the NASDAQ Listing Qualifications Panel (the “Panel”) establishing a deadline of September 25, 2006 for the Company to be current in its periodic filings with the Securities and Exchange Commission. The Listing Council also issued a stay of any future Panel determinations to delist the Company's securities from trading pending further action by the Listing Council. As previously disclosed, the Company’s Audit Committee has commenced an investigation into past accounting practices not related to option grants, based on information recently provided to the Company. The additional areas of financial reporting under investigation include the treatment of accounting reserves and certain asset depreciation schedules in connection with the earnings reporting practices of the Company’s majority stockholder, Comverse Technology, Inc., whose consolidated financial statements include results for the Company. As a result of these recently announced investigations, the Company expects that it will require additional time to file its periodic reports with the Securities and Exchange Commission.  The Company does not know whether the additional delays in the Company’s ability to be current in its periodic filings will result in a lifting of the stay and a delisting of the Company’s shares from The NASDAQ Stock Market.

Item 8.01 Other Events.

The Company on December 12, 2006 announced that, as a result of the ongoing review relating to the Company's stock option awards and the recently announced investigation of historical accounting practices at the Company unrelated to options, it has filed a Form 12b-25 with the Securities and Exchange Commission indicating that its Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2006 was not filed on its due date of December 11, 2006. The Company did not seek a 5-day filing extension because it does not believe it could file the Quarterly Report by the end of the extension period.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
99.1	Press Release of Ulticom, Inc. dated December 12, 2006
99.2	Press Release of Ulticom, Inc. dated December 18, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTICOM, INC.

Date: December 18, 2006	By: /s/ Mark Kissman
Name: Mark Kissman Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Ulticom, Inc. dated December 12, 2006
99.2	Press Release of Ulticom, Inc. dated December 18, 2006